Exhibit 1.1

   Industry Canada                                  Industrie Canada

Certificate of Amalgamation	Certificat de fusion

Canada Business Corporations Act	Loi canadienne sur les sociétés par actions

Helix BioPharma Corp.	316461-6

Name of corporation-Dénomination de la société	Corporation number-Numéro de la société

I hereby certify that the above-named
corporation resulted from an amalgamation,
under section 185 of the Canada Business Corporations Act, of the corporations set out in the attached articles of amalgamation.

Je certifie que la société susmentionnée
est issue d’une fusion, en vertu de
l’article 185 de la Loi canadienne sur les sociétés par actions, des sociétés dont les dénominations apparaissent dans les statuts de fusion ci-joints.

/s/ Director - Directeur	July 31, 1995 / le 31 juillet 1995 Date of Amalgamation - Date de fusion

      Industry Canada     Industrie Canada
Canada Business Corporations Act	Loi canadienne sur les sociétés par actions	FORM 9 ARTICLES OF AMALGAMATION (SECTION 185)	FORMULE 9 STATUS DE FUSION (ARTICLE 185)

1 — Name of amalgamated corporation Helix Biopharma Corp.	Dénomination de la société issue de la fusion

2 – The place in Canada where the registered office is to be situated Vancouver, British Columbia	Lieu au Canada où doit etre situé Ie siège social

3 — The classes and any maximum number of shares that the corporation is authorized to issue	Catégories et tout nombre maximal d'actions que la société est autorisée à émettre

Common voting shares – unlimited Preferred shares issuable in one or more series – 10,000,000 See Schedule “A” which is incorporated into this form.

4 — Restrictions, if any, on share transfers None	Restrictions sur le transfert des actions, s'il y a lieu

5 — Number (or minimum and maximum number) of directors Minimum Six (6); Maximum Nine (9)	Nombre (ou nombre minimal et maximal) d'administrateurs

6 — Restrictions, if any, on business the corporation may carry on None	Limites imposées à l'activité commerciale de la société, s'il y a lieu

7 — Other provisions, if any	Autres dispositions, s'il y a lieu

None

8 — The amalgamation has been approved pursuant to that section or subsection of the Act which is indicated as follows:	8 — La fusion a été approuvée en accord avec l'article ou leparagraphe dela Loi indiqué ci-après
	☒	183
	❒	184(1)
	❒	184(2)
9 — Name of the amalgamating corporations Dénomination des sociétés fusionnantes	Corporation No. Nº de la société	Signature	Date	Title Titre

International Helix Biotechnologies Inc.	316462-4	/s/ Terry Owen	1995-07-10	President
Intercon Pharma Inc.	235911-1	/s/ Jerry McElroy	1995-07-10	President

FOR DEPARTMENTAL USE ONLY – A L’USAGE DU MINISTÈRE SEULEMENT Corporation No. — No de la société 316461-6	Filed — Déposée JUL 26 1995

SCHEDULE “A”

to

ARTICLES OF AMALGAMATION

of

HELIX BIOPHARMA CORP.

The shares which the Corporation is authorized to issue are:

(a)	an unlimited number of common shares ("common shares"), the holders of which are entitled:

(i)	to vote at all meetings of shareholders, except meetings at which only holders of a specified class of shares are entitled to vote;
(ii)
subject to the rights, privileges, restrictions and conditions attaching to any other class or series of shares of the Corporation, to receive any dividends declared and payable by the Corporation on the common shares; and

(iii)	subject to the rights, privileges, restrictions and conditions attaching to any other class of shares of the Corporation, to receive the remaining property of the Corporation upon dissolution; and

(b)	10,000,000 preferred shares ("preferred shares") which, as a class, have attached thereto the following rights, privileges, restrictions and conditions:

(i)
preferred shares may at any time and from time to time be issued in one or more series. The directors may from time to time, by resolution passed before the issue of any preferred shares of any particular series, fix the number of preferred shares in, and determine the designation of the preferred shares of, that series and create, define and attach special rights, privileges, restrictions and conditions to the preferred shares of that series, including, but without limiting the generality of the foregoing, the voting rights, if any, attached to any preferred shares of any series, the rate or amount of dividends, whether cumulative, non-cumulative or partially cumulative, the dates, places and currencies of payment thereof, the consideration for, and the terms and conditions of, any purchase for cancellation or redemption thereof, including redemption after a fixed term or at a premium, conversion or exchange rights, the terms and conditions of any share purchase plan or sinking fund; PROVIDED HOWEVER THAT no special right, privilege, restriction or condition so created, defined or attached shall contravene tile provisions of sub-clause b (ii) hereof;

(ii)
the preferred shares of each series shall, with respect to the payment of dividends and the distribution of assets or return of capital, in the event of liquidation, dissolution or winding-up of tile Corporation, whether voluntary or involuntary, or any other return of capital or distribution of the assets of the Corporation among its shareholders for the purpose of winding up its affairs, rank on a parity with the preferred shares of every other series and be entitled to preference over the common shares and over any other shares of the Corporation ranking junior to the preferred shares.  The preferred shares of any series may also be given such other preferences, not inconsistent with these Articles, over the common shares, and any other shares of the Corporation ranking junior to such preferred shares as may be fixed in accordance with clause (b) (i).

    Industry Canada                                         Industrie Canada

Certificate of Amendment	Certificat de modification

Canada Business Corporations Act	Loi canadienne sur les sociétés par actions

Helix BioPharma Corp.		316461-6

Name of corporation-Dénomination de la société		Corporation number-Numéro de la société

I hereby certify that the articles of the above-named corporation were amended:		Je certifie que les statuts de la société susmentionnée ont été modifiés:

a) under section 13 of the Canada Business Corporations Act in accordance with the attached notice;	❒	a) en vertu de l'article 13 de la Loi canadienne sur les sociétés par actions, conformément à l'avis ci-joint;

b) under section 27 of the Canada Business Corporations Act as set out in the attached articles of amendment designating a series of shares;	❒	b) en vertu de l'article 27 de la Loi canadienne sur les sociétés par actions, tel qu'il est indiqué dans les clauses modificatrices ci-jointes désignant une série d'actions;

c) under section 179 of the Canada Business Corporations Act as set out in the attached articles of amendment;	☒	c) en vertu de l'article 179 de la Loi canadienne sur les sociétés par actions, tel qu'il est indiqué dans les clauses modificatrices ci-jointes;

d) under section 191 of the Canada Business Corporations Act as set out in the attached articles of reorganization;	❒	d) en vertu de l'article 191 de la Loi canadienne sur les sociétés par actions, tel qu'il est indiqué dans les clauses de réorganisation ci-jointes;
/s/ Richard G. Shaw Richard G. Shaw Director - Directeur		January 21, 2000 / le 21 janvier 2000 Date of Amendment - Date de modification

Industry Canada	Industrie Canada	FORM 4 ARTICLES OF AMENDMENT (SECTIONS 27 OR 177)	FORMULE 4 CLAUSES MODIFICATRICES (ARTICLES 27 OU 177)
Canada Business Corporations Act	Loi canadienne sur les sociétés par actions

Processing Type - Mode de traitement:                                                      E-Commerce/Commerce-É

1.	Name of Corporation - Dénomination de la société	2.	Corporation No. - No de la société
HELIX BIOPHARMA CORP.			316461-6

3.	The articles of the above-named corporation are amended as follows::		Les statuts de ia societe mentionnee ci-dessus sont modifies de la facon suivante:

The Articles of the above-named corporation are amended to reduce the minimum number of directors from six (6) to five (5) such that the minimum number of directors shall be five (5) and the maximum number of directors shall be nine (9)

Item 5 of the Articles, Number (or minimum and maximum number) of Directors, shall read as follows:

Minimum Five (5), Maximum Nine (9)

Date January 20, 2000	Signature /s/ Nancy Glaister	Title – Titre Assistant Secretary

FOR DEPARTMENTAL USE ONLY A L’USAGE DU MINISTERE SEULEMENT CORPORATION NO - No de la societe	FILED - DEPOSEE Jan 26 2000

     Industry Canada                                                           Industrie Canada

Certificate of Amendment	Certificat de modification

Canada Business Corporations Act	Loi canadienne sur les sociétés par actions

Helix BioPharma Corp.		316461-6

Name of corporation-Dénomination de la société		Corporation number-Numéro de la société

I hereby certify that the articles of the above-named corporation were amended:		Je certifie que les statuts de la société susmentionnée ont été modifiés:

a) under section 13 of the Canada Business Corporations Act in accordance with the attached notice;	❒	a) en vertu de l'article 13 de la Loi canadienne sur les sociétés par actions, conformément à l'avis ci-joint;

b) under section 27 of the Canada Business Corporations Act as set out in the attached articles of amendment designating a series of shares;	❒	b) en vertu de l'article 27 de la Loi canadienne sur les sociétés par actions, tel qu'il est indiqué dans les clauses modificatrices ci-jointes désignant une série d'actions;

c) under section 179 of the Canada Business Corporations Act as set out in the attached articles of amendment;	☒	c) en vertu de l'article 179 de la Loi canadienne sur les sociétés par actions, tel qu'il est indiqué dans les clauses modificatrices ci-jointes;

d) under section 191 of the Canada Business Corporations Act as set out in the attached articles of reorganization;	❒	d) en vertu de l'article 191 de la Loi canadienne sur les sociétés par actions, tel qu'il est indiqué dans les clauses de réorganisation ci-jointes;
/s/ Richard Shaw Richard G. Shaw Director - Directeur		January 18, 2006 / le 18 janvier 2006 Date of Amendment - Date de modification

Industry Canada	Industrie Canada	ELECTRONIC TRANSACTION REPORT	RAPPORT DE LA TRANSACTION ÉLECTRONIQUE
Canada Business Corporations Act	Loi canadienne sur les sociétés par actions	ARTICLES OF AMENDMENT (SECTIONS 27 OR 177)	CLAUSES MODIFICATRICES (ARTICLES 27 OU 177)

Processing Type - Mode de traitement:                    E-Commerce/Commerce-É

1.	Name of Corporation - Dénomination de la société	2.	Corporation No. - N° de la société

Helix BioPharma Corp.			316461-6

3.	The articles of the above-named corporation are amended as follows: Les statuts de la société mentionnée ci-dessus sont modifiés de la façon suivante:

Item 7 of the Articles of Amalgamation of the Company shall read as follows:

“See attached Schedule B.”

There be added to the Articles of Amalgamation a schedule, designated as “Schedule B”, which shall read as follows:
“The directors may at any time appoint one additional director, who shall hold office for a term not later than the first annual meeting of shareholders held after January 17, 2006.”

Date 2006-01-17	Name – Nom KENNETH A. CAWKELL	Signature	Capacity of – en qualité DIRECTOR

SCHEDULE B

to

ARTICLES OF AMALGAMATION

of

HELIX BIOPHARMA CORP.

Item 7 – Other Provisions, if any.

The directors may at any time appoint one additional director, who shall hold office for a term not later than the first annual meeting of shareholders held after January 17, 2006.

    Industry Canada                                                 Industrie Canada

Certificate of Amendment	Certificat de modification

Canada Business Corporations Act	Loi canadienne sur les sociétés par actions

Helix BioPharma Corp.		316461-6

Name of corporation-Dénomination de la société		Corporation number-Numéro de la société

I hereby certify that the articles of the above-named corporation were amended:		Je certifie que les statuts de la société susmentionnée ont été modifiés:

a) under section 13 of the Canada Business Corporations Act in accordance with the attached notice;	❒	a) en vertu de l'article 13 de la Loi canadienne sur les sociétés par actions, conformément à l'avis ci-joint;

b) under section 27 of the Canada Business Corporations Act as set out in the attached articles of amendment designating a series of shares;	❒	b) en vertu de l'article 27 de la Loi canadienne sur les sociétés par actions, tel qu'il est indiqué dans les clauses modificatrices ci-jointes désignant une série d'actions;

c) under section 179 of the Canada Business Corporations Act as set out in the attached articles of amendment;	☒	c) en vertu de l'article 179 de la Loi canadienne sur les sociétés par actions, tel qu'il est indiqué dans les clauses modificatrices ci-jointes;

d) under section 191 of the Canada Business Corporations Act as set out in the attached articles of reorganization;	❒	d) en vertu de l'article 191 de la Loi canadienne sur les sociétés par actions, tel qu'il est indiqué dans les clauses de réorganisation ci-jointes;
/s/ Richard G. Shaw Richard G. Shaw Director - Directeur		February 1, 2007 / le 1 février 2007 Date of Amendment - Date de modification

Industry Canada	Industrie Canada	ELECTRONIC TRANSACTION REPORT	RAPPORT DE LA TRANSACTION ÉLECTRONIQUE
Canada Business Corporations Act	Loi canadienne sur les sociétés par actions	ARTICLES OF AMENDMENT (SECTIONS 27 OR 177)	CLAUSES MODIFICATRICES (ARTICLES 27 OU 177)

Processing Type - Mode de traitement:                                                      E-Commerce/Commerce-É

1.	Name of Corporation - Dénomination de la société	2.	Corporation No. - N° de la société

Helix BioPharma Corp.			316461-6

3.	The articles of the above-named corporation are amended as follows: Les statuts de la société mentionnée ci-dessus sont modifiés de la façon suivante:

the text set out in Schedule “B” to the Articles of Amalgamation be deleted and replaced with the following:

“The directors may at any time appoint one or more additional directors, who shall hold office for a term not later than the close of the next annual meeting of shareholders, but the total number of directors so appointed may not exceed one third of the number of directors elected at the previous annual meeting of shareholders.”

Date 2007-02-01	Name – Nom KENNETH A. CAWKELL	Signature	Capacity of – en qualité DIRECTOR

SCHEDULE B

to

ARTICLES OF AMALGAMATION

of

HELIX BIOPHARMA CORP.

Item 7 – Other Provisions, if any.

The directors may at any time appoint one or more additional directors, who shall hold office for a term not later than the close of the next annual meeting of shareholders, but the total number of directors so appointed may not exceed one third of the number of directors elected at the previous annual meeting of Shareholders.

    Industry Canada                                                Industrie Canada

Certificate of Amalgamation	Certificat de fusion

Canada Business Corporations Act	Loi canadienne sur les sociétés par actions

HELIX BIOPHARMA CORP.	447631-0

Name of corporation-Dénomination de la société	Corporation number-Numéro de la société

I hereby certify that the above-named
corporation resulted from an amalgamation,
under section 185 of the Canada Business Corporations Act, of the corporations set out in the attached articles of amalgamation.

Je certifie que la société susmentionnée est issue d’une fusion, en vertu de l’article 185 de la Loi canadienne sur les sociétés par actions, des sociétés dont les dénominations apparaissent dans les statuts de fusion ci-joints.

/s/ Richard G. Shaw Richard G. Shaw Director - Directeur	April 30, 2008 / le 30 avril 2008 Date of Amalgamation - Date de fusion

      Industry Canada     Industrie Canada
Canada Business Corporations Act	Loi canadienne sur les sociétés par actions	FORM 9 ARTICLES OF AMALGAMATION (SECTION 185)	FORMULE 9 STATUS DE FUSION (ARTICLE 185)

1 – Name of the Amalgamated Corporation HELIX BIOPHARMA CORP.		Dénomination sociale de la société issue de la fusion

2 – The province or territory in Canada where the registered office is to be situated British Columbia – Colombie Britannique		La province ou le territoire au Canada où se situera le siège social

3 – The classes and any maximum number of shares that the corporation is authorized to issue		Catégories et tout nombre maximal d'actions que la société est autorisée à émettre

Unlimited Common Shares 10,000,000 Preferred Shares There shall be attached to the Common and Preferred Shares, Special Rights and Restrictions set out in the attached Schedule A.

4 – Restrictions, if any, on share transfers None		Restrictions sur le transfert des actions, s'il y a lieu

5 – Number (or minimum and maximum number) of directors Minimum Five (5); Maximum Nine (9)		Nombre (ou nombre minimal et maximal) d'administrateurs

6 – Restrictions, if any, on business the corporation may carry on None		Limites imposées à l'activité commerciale de la société, s'il y a lieu

7 – Other provisions, if any		Autres dispositions, s'il y a lieu

The directors may at any time appoint one or more additional directors, who shall hold office for a term not later than the close of the next annual meeting of shareholders, but the total number of directors so appointed may not exceed one third of the number of directors elected at the previous annual meeting of shareholders.

8 – The amalgamation has been approved pursuant to that section or subsection of the Act which is indicated as follows:		La fusion a été approuvée en accord avec l'article ou le paragraphe de la Loi indiqué ci-après
		❒	183
		☒	184(1)
		❒	184(2)
9 – Name of the amalgamating corporations Dénomination sociale des sociétés fusionnantos	Corporation No. Nº de la société	Signature	Date	Title Titre	Tel. No. Nº de tél.

Helix Biopharma Corp.	3164616	/s/Kenneth A. Cawkell	2008-04-28	Secretary	604-684-3323
Helix Product Development Inc.	3810879	/s/Kenneth A. Cawkell	2008-04-28	Secretary	604-684-3323
6933912 Canada Ltd.	6933912	/s/Kenneth A. Cawkell	2008-04-28	Secretary	604-684-3323
Sensium Technologies Inc.	3481484	/s/Kenneth A. Cawkell	2008-04-28	Secretary	604-684-3323
6965954 Canada Ltd.	6965954	/s/Kenneth A. Cawkell	2008-04-28	Secretary	604-684-3323

FOR DEPARTMENTAL USE ONLY – A L’USAGE DU MINISTÈRE SEULEMENT

IC 3190 (2004/12)

SCHEDULE A

to

ARTICLES OF AMALGAMATION

The shares which the Corporation is authorized to issue are:

1.           an unlimited number of common shares (the “Common Shares”), the holders of which are entitled:

a.	to vote at all meetings of shareholders, except meetings at which only holders of a specified class of shares are entitled to vote;

b.
subject to the rights, privileges, restrictions and conditions attaching to any other class or series of shares of the Corporation, to receive any dividends declared and payable by the Corporation on the Common Shares; and

c.	subject to the rights, privileges, restrictions and conditions attaching to any other class of shares of the Corporation, to receive the remaining property of the Corporation upon dissolution; and

2.           10,000,000 preferred shares (the “Preferred Shares”), which as a class, have attached thereto the following rights, privileges, restrictions and conditions:

a.
the Preferred Shares may at any time and from time to time be issued in one or more series.  The directors may from time to time, by resolution passed before the issue of any preferred shares of any particular series, fix the number of preferred shares in, and determine the designation of the preferred shares of; that series and create, define and attach special rights, privileges, restrictions and conditions to the preferred shares of that series, including, but without limiting the generality of the foregoing, the voting rights, if any, attached to the preferred shares of any series, the rate or amount of dividends, whether cumulative, non-cumulative or partially cumulative, the dates, places and currencies of payment thereof, the consideration for, and the terms and conditions of, any purchase for cancellation or redemption thereof; including redemption after a fixed term or at a premium, conversion or exchange rights, the terms and conditions of any share purchase plan or sinking fund; PROVIDED HOWEVER THAT no special right, privilege, restriction or condition so created, defined or attached shall contravene the provisions of paragraph 2(b) herein; and

b.
the Preferred Shares of each series shall, with respect to the payment of dividends and the distribution of assets or return of capital, in the event of liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary, ox any other return of capital or distribution of the assets of the Corporation among its shareholders for the purpose of winding up its affairs, rank on a parity with the preferred shares of every other series and be entitled to preference over the common shares and over any other shares of the Corporation ranking junior to the Preferred Shares. The Preferred Shares of arty series may also be given such other preferences, not inconsistent with these Articles, over the Common Shares, and any other shares of the Corporation ranking junior to such Preferred Shares as may be fixed in accordance with paragraph 2(a) hereinbefore.